Exhibit 32.01

The following certification shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Monolithic Power Systems, Inc., for the year ended December 31, 2011 (the “Report”), each of the undersigned officers of Monolithic Power Systems, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Monolithic Power Systems, Inc. for the periods presented therein.

Date: March 12, 2012

/s/ MICHAEL R. HSING
Michael R. Hsing
Chief Executive Officer

Date: March 12, 2012

/s/ MEERA P. RAO
Meera P. Rao
Chief Financial Officer

A signed original of the above certification has been provided to Monolithic Power Systems, Inc. and will be retained by Monolithic Power Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.